UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

For the year ended June 30, 2016 and the three months ended September 30, 2016

Further to the Form 8-K dated October 19, 2016, on October 10, 2016 XFit Brands, Inc. (“XFit” or the “Company”) acquired the assets of Environmental Turf Services, LLC (“EnviroTurf”) pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between the Company and EnviroTurf. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement (the “Acquisition”).

The accompanying unaudited pro forma combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon XFIT’s and EnviroTurf’s historical financial statements, after giving effect to XFit’s acquisition of EnviroTurf and the adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on XFit on a pro forma basis.

The unaudited pro forma combined balance sheets as of December 31, 2015 and 2014 reflect the acquisition of EnviroTurf as if it had been consummated on that date and includes historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition and that are factually supportable.

The unaudited pro forma combined statements of operations for the year ended June 30, 2016 and for the three months ended September 30, 2016 give effect to the Acquisition as if it had been consummated on July 1, 2015 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only. They do not purport to represent what XFit’s consolidated results of operations and financial position would have been had the Acquisition actually occurred as of the dates indicated, and they do not purport to project XFit’s future consolidated results of operations or financial position. The unaudited pro forma combined statements of operations and income do not reflect any adjustments for the effect of non-recurring items that XFit may realize as a result of the Acquisition. The unaudited pro forma combined financial statements include certain reclassifications to conform the historical financial information of EnviroTurf to the presentation of XFit.

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to tangible and intangible assets and liabilities acquired at an amount equal to the preliminary estimate of their fair values. The pro forma adjustments reflecting the completion of the Acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”), and the assumptions set forth in the notes to the unaudited pro forma combined financial statements. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses.

The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document.

Unaudited Pro forma Condensed Consolidated Balance Sheet

As of June 30, 2016

	XFIT Brands, Inc.	Environmental Turf Services, LLC		Pro forma Adjustment	Pro forma Balance Sheet

ASSETS
Current assets
Cash	$6,829	$14			$6,843
Accounts receivable, net	179,636	200,108			379,744
Prepaid expenses	114,060	-			114,060
Inventory	288,184	63,611			351,795
Total current assets	588,709	263,733		-	852,442

Property and equipment, net	37,676	24,315			61,991
Deposits	23,467	-			23,467
Intangibles assets, net	13,640	-			13,640
Goodwill	-	-	(A)	278,597	278,597
TOTAL ASSETS	663,492	288,048		278,597	1,230,137

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	730,026	1,036,894	(B)	(836,894)	930,026
Related party payable	95,620	500	(B)	(500)	95,620
Accrued expenses and other current liabilities	165,486	5,041			170,527
Customer deposits	129,201	-			129,201
Line of credit	34,999	-			34,999
Short-term financing, net of discount	108,333	15,000	(B)	(15,000)	108,333
Billings in excess of cost and estimated earnings	-	126,558			126,558
Total current liabilities	1,263,665	1,183,993		(852,394)	1,595,264

Note payable, net	2,478,720	-			2,478,720
Total liabilities	3,742,385	1,183,993		(852,394)	4,073,984

Stockholders’ deficit

Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2016	-	-			-
Common stock, par value $0.0001 per share, 1,250,000,000 shares authorized, 23,192,807 shares issued and outstanding as of June 30, 2016	2,119	-	(C)	200	2,319
Additional paid-in- capital	4,712,245	-	(C)	(200)	4,712,045
Accumulated deficit	(7,793,257)	(895,945)	(A), (B)	1,130,991	(7,558,211)
Total stockholders’ deficit	(3,078,893)	(895,945)		1,130,991	(2,843,847)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$663,492	$288,048		$278,597	$1,230,137

Unaudited Pro forma Condensed Consolidated Statements of Operations

For the Year Ended June 30, 2016

	XFIT Brands, Inc.	Environmental Turf Services, LLC		Pro forma Adjustment	Pro forma Income Statement

Revenues	$2,357,760	$1,011,992			$3,369,752

Cost of revenues	1,326,036	843,107			2,169,143
Gross profit	1,031,724	168,885			1,200,609

Operating expenses
General and administrative expense	1,891,832	172,503			2,064,335
Sales and marketing	353,421	10,380			363,801
Total operating expenses	2,245,253	182,883			2,428,136
Loss from operations	(1,213,529)	(13,998)			(1,227,527)

Other income (expense)
Interest expense	(569,237)	(1,800)			(571,037)
Other income		98			98
Other income (expense)	(569,237)	(1,702)			(570,939)
Net income (loss)	$(1,782,766)	$(15,700)			$(1,798,466)

Loss per common share - basic and diluted	$(0.09)				$(0.08)
Weighted average shares outstanding - basic and diluted	20,558,382		(C)	2,000,000	22,558,382

Unaudited Pro forma Condensed Consolidated Balance Sheet

As of September 30, 2016

	XFIT Brands, Inc.	Environmental Turf Services, LLC		Pro forma Adjustment	Pro forma Balance Sheet

ASSETS
Current assets
Cash	$61,096	$15,740			$76,836
Accounts receivable, net	91,814	247,097			338,911
Prepaid expenses	91,047	-			91,047
Inventory	373,354	54,702			428,056
Total current assets	617,311	317,539			934,850

Property and equipment, net	32,207	24,696			56,903
Deposits	23,467	-			23,467
Intangibles assets, net	5,541	-			5,541
Goodwill	-	-	(A)	278,597	278,597
TOTAL ASSETS	678,526	342,235		278,597	1,299,358

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	755,528	1,242,509	(B)	(1,042,509)	955,528
Related party payable	95,620	-			95,620
Accrued expenses and other current liabilities	228,454	3,163			231,617
Customer deposits	183,636	-			183,636
Line of credit	33,978	-			33,978
Short-term financing, net of discount	108,333	15,000	(B)	(15,000)	108,333
Billings in excess of cost and estimated earnings	-	26,767			26,767
Total current liabilities	1,405,549	1,287,439		(1,057,509)	1,635,479

Note payable, net	2,544,469	-			2,544,469
Total liabilities	3,950,018	1,287,439		(1,057,509)	4,179,948

Stockholders’ deficit

Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2016	-	-			-
Common stock, par value $0.0001 per share, 1,250,000,000 shares authorized, 23,742,806 shares issued and outstanding as of September 30, 2016	2,174	-	(C)	200	2,374
Additional paid-in- capital	4,926,015	-	(C)	(200)	4,925,815
Accumulated deficit	(8,199,681)	(945,204)	(A), (B)	1,336,106	(7,808,779)
Total stockholders’ deficit	(3,271,492)	(945,204)		1,336,106	(2,880,590)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$678,526	$342,235		$278,597	$1,299,358

Unaudited Pro forma Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2016

		Environmental			Pro forma
	XFIT Brands, Inc.	Turf Services, LLC		Pro forma Adjustment	Income Statement

Revenues	$492,007	$432,023			$924,030

Cost of revenues	277,108	364,910			642,018
Gross profit	214,899	67,113			282,012

Operating expenses
General and administrative expense	398,245	105,472			503,717
Sales and marketing	64,175	10,005			74,180
Total operating expenses	462,420	115,477		-	577,897
Loss from operations	(247,521)	(48,364)		-	(295,885)

Other income (expense)
Interest expense	(158,932)	(900)			(159,832)
Other income		5			5
Other income (expense)	(158,932)	(895)			(159,827)
Net income (loss)	$(406,453)	$(49,259)			$(455,712)

Loss per common share - basic and diluted	$(0.02)				$(0.02)
Weighted average shares outstanding - basic and diluted	21,742,806		©	2,000,000	23,742,806

XFit Brands, Inc.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

June 30, 2016 and September 30, 2016

1. Basis of Presentation

The unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been omitted pursuant to such rules and regulations; accordingly, these pro forma financial statements should be read in connection with XFit Brands, Inc. (“XFit”) and EnviroTurf Group (“EnviroTurf”) historical audited and unaudited financial statements referred to above.

The unaudited pro forma combined statements of operations for the year ended June 30, 2016 and three months ended September 30, 2016 gives effect to the Acquisition as if it had been consummated on July 1, 2015 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact and are factually supportable.

2. Acquisition of EnviroTurf

On October 14, 2016 but effective as of October 10, 2016, XFit Brands, Inc. (“XFit” or the “Company”) acquired the assets of Environmental Turf Services, LLC (“EnviroTurf”) pursuant to a definitive Asset Purchase Agreement dated October 10, 2016 (the “Purchase Agreement”) between the Company and EnviroTurf. The acquired assets consisted of inventory, accounts receivable, equipment and vehicles, the registered trademark “ENVIROTURF” and the associated goodwill. The acquisition was completed on October 14, 2016 upon delivery and acceptance of the schedules to the Purchase Agreement (the “Acquisition”).

At the closing of the Acquisition, the Company paid and issued to EnviroTurf a total purchase price of $346,000 as follows: (i) assumption of $200,000 of EnviroTurf’s accounts payable and (ii) 2,000,000 restricted shares of XFit Common Stock (the “Purchase Price Shares”), which were valued at the closing price on the date of XFit’s Common Stock on the date of the Acquisition. The Company will fund the non-share purchase price and the costs and expenses of the Acquisition through a combination of cash on hand and internally-generated working capital.

The Purchase Agreement contains customary representations, warranties and covenants by the parties.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject and qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 2.1 to this report and incorporated by reference in this Item 1.01. The representations and warranties of the parties in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and were not intended to be, and should not be, relied upon by any person other than such parties, including shareholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase Agreement; may apply standards of materiality in a way that may differ from standards of materiality applied by investors; and were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement, and are subject to developments occurring after those dates.

After giving effect to the issuance of the shares of Common Stock issued EnviroTurf at closing, EnviroTurf will beneficially own approximately 7.7% of the Company’s outstanding shares of Common Stock. In addition, pursuant to the Purchase Agreement, Jim Bateman, the majority equity owner of EnviroTurf, entered into an employment agreement with the Company for an initial term ending June 30, 2019 pursuant to which he will be President of the Sports Division and join the Board of Directors of the Company for base compensation of $72,000 per year, In addition, the Company shall also pay to Bateman (i) a commission of $0.05 per square of installed and paid turf from the EnviroTurf business; (ii) 2% of Net Sales (defined as Gross Sales less Discounts) directly generated by Bateman on the sale of any other product in the XFit Brand portfolio; and (iii) an equity bonus equivalent to 100,000 shares of XFit Common Stock or share-based equivalents (subject to adjustments for share splits and recapitalizations) for each $5,000,000 in EnviroTurf Net Sales. Finally, Bateman will be provided an equity incentive of 1,000,000 shares of XFit Common Stock following the successful sales and collection of $5,000,000 in EnviroTurf Net Sales. The foregoing description of the Employment Agreement is not complete and is subject and qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference in this Item 1.01.

The purchase price was allocated to the net assets acquired based on their estimated fair values as follows:

Accounts receivable	$247,397
Inventories	44,702
Property and equipment, net	24,696
Assumption of accounts payable	200,000

Goodwill	278,597
Total Purchase Price	$346,000

The above allocation is preliminary and is subject to change. Because the acquisition was consummated on October 10, 2016, the Company has begun to assess the fair value of the various net assets acquired, but has not yet completed this assessment. The Company is also in the process of identifying other intangible assets, such as customer relationships and recipes that may need to be recognized apart from goodwill. Once identified, these other intangible assets, if any, will be recorded at their fair values. The Company is working to finalize the allocations as quickly as possible, and anticipates that the allocation will not be final for approximately 6 months. Any adjustments necessary may be material to the condensed consolidated balance sheet and the amount of goodwill recognized. Any resulting adjustments would have no impact to the September 30, 2016 reported operating results.

3. Pro Forma Adjustments

The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements based on preliminary estimates, which may change as additional information is obtained.

Pro Forma Adjustments:

The pro forma adjustments represent the following:

A.	To record goodwill of $278,597 based on the terms of the Asset Purchase Agreement. The purchase price was designated at $346,000, net assets acquired totaled $67,403.

B.	To reduce accounts payable to reflect the net balance assumed as of the acquisition date. The terms of the Asset Purchase Agreement stated that XFit would assume $200,000 of accounts payable balances as of the acquisition date.

C.	To record the issuance of 2,000,0000 shares of XFit common stock issued as part of the purchase price in conjunction with the Asset Purchase Agreement.